As filed with the Securities and Exchange Commission on May 31, 2001
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

W.W. GRAINGER, INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois (State or Other Jurisdiction of Incorporation or Organization)	36-1150280 (I.R.S. Employer Identification No.)
100 Grainger Parkway Lake Forest, Illinois (Address of Principal Executive Offices)	60045-5201 (Zip Code)

2001 Long Term Stock Incentive Plan
(Full Title of the Plan)

John L. Howard
General Counsel
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(Name and Address of Agent For Service)

(847) 535-1000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.50 par value	6,000,000 shares (1)	$42.60 (2)(3)	$255,600,000.00 (2)	$63,900.00 (2)

(1) Also covers Preferred Share Purchase Rights ("Rights") which are currently transferable with the shares of Common Stock registered hereby.

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices of the Registrant's common stock on May 25, 2001 on the New York Stock Exchange Composite Tape as reported by The Wall Street Journal.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed by W.W. Grainger, Inc., a corporation organized under the laws of the State of Illinois (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 14, 2001.
(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 21, 2001.
(c)	The descriptions of the Company’s common stock and preferred share purchase rights contained in the Company’s registration statements filed under the Exchange Act, including any amendments or reports filed thereunder that update or otherwise modify such descriptions.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The financial statements and financial statement schedules included or incorporated by reference in the Company’s Annual Report on Form 10-K and incorporated herein by reference have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The legality of the securities registered hereby will be passed upon for the Company by Kenneth S. Kirsner, Associate General Counsel of the Company. As of March 30, 2001, Mr. Kirsner was the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 49,875 shares of Common Stock including non-transferable shares of restricted stock and shares purchasable upon exercise of stock options exercisable within 60 days after that date.

Item 6. Indemnification of Directors and Officers.

        (a) Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, such Section permits a corporation to indemnify its directors, officers, employees and agents against expenses incurred in connection with the defense or settlement of shareholder derivative actions. Such Section also provides that the corporation may purchase insurance on behalf of any such director, officer, employee or agent.

        (b) The Company’s Bylaws provide that the Company shall indemnify the directors and officers of the Company under the circumstances described in the preceding paragraph, subject, except in the case of defense expenses, to a finding by the Company’s Board of Directors, its shareholders or, under certain circumstances, independent legal counsel that the applicable standard of conduct has been met.

        (c) Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the liabilities that might be imposed as a result of claims, actions, suits or proceedings that may be brought against them by reason of being or having been such directors or officers.

        (d) The Company’s Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director except (i) for any breach of the director’s duty of loyalty to the Company and its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, as of the 30th day of May, 2001.

W.W. GRAINGER, INC.

By:      /s/ P. O. Loux
      P. O. Loux
      Senior Vice President, Finance
      and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated.

               *                                           *
---------------------------------          --------------------------------
   R. L. Keyser                               David W. Grainger
   Chairman of the Board and                  Director
   Chief Executive Officer
   (Principal Executive Officer
   and a Director)

               *                                           *
---------------------------------          --------------------------------
   P. O. Loux                                 John W. McCarter, Jr.
   Senior Vice President, Finance             Director
   and Chief Financial Officer
   (Principal Financial Officer)

               *                                           *
---------------------------------          --------------------------------
   R. D. Pappano                              Neil S. Novich
   Vice President, Financial                  Director
   Reporting
   (Principal Accounting Officer)

               *                                           *
---------------------------------          --------------------------------
   Brian P. Anderson                          James D. Slavik
   Director                                   Director

               *                                           *
---------------------------------          --------------------------------
   Harold B. Smith                            Fred L. Turner
   Director                                   Director

               *                                           *
---------------------------------          --------------------------------
   Wilbur H. Gantz                            Janiece S. Webb
   Director                                   Director

* By:    /s/ John L. Howard
     ----------------------------
         John L. Howard
         Attorney-in-Fact

EXHIBIT INDEX

        Exhibit
        Number                       Description of Exhibit
_________________  _________________________________________________________

         4.1       Restated Articles of Incorporation of the
                   Registrant (incorporated by reference to Exhibit
                   3(i) to the Registrant's Quarterly Report on Form
                   10-Q for the quarter ended June 30, 1998)

         4.2       By-Laws of the Registrant, as amended (incorporated
                   by reference to Exhibit 3(b) to the Registrant's
                   Annual Report on Form 10-K for the fiscal year
                   ended December 31, 2000, filed with the Commission
                   on March 21, 2001)

         4.3       Shareholder Rights Agreement dated as of April 28,
                   1999, (incorporated by reference to the
                   Registrant's Current Report on Form 8-K dated April
                   28, 1999)

         5.1       Opinion of Kenneth S. Kirsner, Esq.

         23.1      Consent of Grant Thornton LLP

         23.2      Consent of Kenneth S. Kirsner, Esq. (included in Exhibit 5.1)

         24.1      Power of Attorney

EXHIBIT 5.1

May 30, 2001

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201

Re: 2001 Long Term Stock Incentive Plan

Ladies and Gentlemen:

        As Associate General Counsel of W.W. Grainger, Inc., an Illinois corporation (the “Company”), I refer to a Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) on or about the date of this letter to register 6,000,000 shares of common stock, par value $0.50 each, of the Company (the “Shares”), which may from time to time be offered and sold by the Company in connection with the 2001 Long Term Stock Incentive Plan (the “Plan”).

        In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Restated Articles of Incorporation and By-Laws, and such other documents (including the Plan and the Registration Statement) which I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. I have also reviewed originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as I have deemed necessary to render this opinion.

        Based upon and subject to the foregoing, and subject to approval of the Plan by the shareholders of the Company, it is my opinion that the Shares delivered under the Plan will have been duly authorized and, when consideration therefor shall have been received and when delivered pursuant to and in accordance with the Plan, the Shares so delivered will have been legally issued and be fully paid and non-assessable.

        I hereby consent to the use of my name in the Registration Statement and to the inclusion of this opinion as an exhibit thereto. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Kenneth S. Kirsner Kenneth S. Kirsner Associate General Counsel

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 29, 2001, accompanying the consolidated financial statements of W.W. Grainger, Inc. and subsidiaries included in the Annual Report of W.W. Grainger, Inc. on Form 10-K for the year ended December 31, 2000. We consent to the incorporation by reference of said report in this Registration Statement on Form S-8 and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

Chicago, Illinois
May 30, 2001

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John L. Howard and Kenneth S. Kirsner, and each of them, severally, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign a registration statement on Form S-8 relating to the 2001 Long Term Stock Incentive Plan and any and all amendments thereto, and to file such registration statement and each such amendment with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the 25th day of April, 2001.

 /s/ R. L. Keyser                             /s/ David W. Grainger
------------------------------------         -----------------------------------
     R. L. Keyser                                David W. Grainger
     Chairman of the Board and                   Director
     Chief Executive Officer
     (Principal Executive Officer
      and a Director)

 /s/ P. O. Loux                               /s/ John W. McCarter, Jr.
------------------------------------         -----------------------------------
     P. O. Loux                                   John W. McCarter, Jr.
     Senior Vice President, Finance               Director
     and Chief Financial Officer
     (Principal Financial Officer)

 /s/ R. D. Pappano                            /s/ Neil S. Novich
------------------------------------         -----------------------------------
     R. D. Pappano                                Neil S. Novich
     Vice President, Financial                    Director
     Reporting
     (Principal Accounting Officer)

 /s/ Brian P. Anderson                        /s/ James D. Slavik
------------------------------------         -----------------------------------
     Brian P. Anderson                            James D. Slavik
     Director                                     Director

 /s/ Harold B. Smith                          /s/ Fred L. Turner
------------------------------------         -----------------------------------
     Harold B. Smith                              Fred L. Turner
     Director                                     Director

 /s/ Wilbur H. Gantz                          /s/ Janiece S. Webb
------------------------------------         -----------------------------------
     Wilbur H. Gantz                              Janiece S. Webb
     Director                                     Director